Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Sea Limited’s Amended and Restated Share Incentive Plan, of our report dated April 24, 2017, with respect to the consolidated financial statements of Sea Limited included in the Registration Statement (Form F-1 No. 333-220571) and related Prospectus of Sea Limited filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Singapore

December 15, 2017